Exhibit (c)(2)

DRAFT

LEHMAN BROTHERS

DRAFT

Investment Banking Global Healthcare Group April 24, 2008

Presentation to Special Committee of Board of Directors

Project Thunderbird – Follow-up Materials

Confidential Presentation

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Disclaimer

The following pages contain material that was provided to the Special Committee of Board of Directors (the “Special Committee”) of Thunderbird, Inc. (the “Company”) by Lehman Brothers Inc. (“Lehman Brothers”). The accompanying material was compiled or prepared on a confidential basis solely for consideration by the Special Committee and not with a view toward public disclosure under state and federal securities laws. The information contained in this material was obtained from the Company and other publicly available sources, and Lehman Brothers has relied upon such information without independent verification thereof. These materials are being provided in connection with Lehman Brothers’ engagement with the Company and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Lehman Brothers.

Any estimates and projections for the Company contained herein have been prepared by management of the Company or are based upon such estimates and projections. The projections contained herein may or may not be achieved and differences between projected results and those actually achieved may be material. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. Lehman Brothers assumes no obligation to update or otherwise revise these materials.

Because this material was prepared for use in the context of an oral presentation to the Special Committee, the material was not prepared to represent complete disclosure on a stand-alone basis or to comply with the disclosure standards set forth under state and federal securities laws, and neither the Company nor Lehman Brothers nor any of their respective legal or financial advisors or accountants takes any responsibility for the accuracy or completeness of any of the material when used by persons other than the Special Committee.

LEHMAN BROTHERS 1

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Illustrative Premiums Paid Analysis

Scope of Analysis

All completed M&A transactions from 4/22/1998 to present

All industries included

Transaction values of $100mm - $1,000mm

Key Drivers of “Hostility”

Risk and unwillingness to share competitive information with buyer

Opportunistic buyer – stock price depressed

Interloper – public auction

Regulatory risk

Summary of Analysis

Friendly (15,447 observations)

50%

40%

35.5%

30.6%

30% 27.8%

24.8%

21.6%

20% 18.3%

10%

0%

1 Day Premium 1 Week Premium 1 Month Premium

Mean Median

Source: Thomson SDC as of 4/22/08.

Hostile (57 observations)

50%

44.5% 45.1%

39.8% 39.7%

40% 37.9%

35.0%

30%

20%

10%

0%

1 Day Premium 1 Week Premium 1 Month Premium

Mean Median

LEHMAN BROTHERS 2

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Dolphin Analysis

(in millions except per share data)

Ownership

	With Conversion				Without Conversion			
	Total		Dolphin		Total		Dolphin	
	Number	%	Number	%	Number	%	Number	%
Basic								
Dolphin	13.046	17.7%	13.046	17.7%	13.046	22.4%	13.046	22.4%
Other Basic	38.537	52.2%	-	0.0%	38.537	66.2%	-	0.0%
Subtotal	51.584	69.9%	13.046	17.7%	51.584	88.6%	13.046	22.4%
Other								
Warrants[1]	4.949	6.7%	4.949	6.7%	-	0.0%	-	0.0%
Options[1]	6.640	9.0%	-	0.0%	6.640	11.4%	-	0.0%
Convert 1	3.483	4.7%	3.483	4.7%	-	0.0%	-	0.0%
Convert 2	5.101	6.9%	5.101	6.9%	-	0.0%	-	0.0%
Convert 3	2.039	2.8%	2.039	2.8%	-	0.0%	-	0.0%
Subtotal	22.212	30.1%	15.572	21.1%	6.640	11.4%	-	0.0%
Total	73.795	100.0%	28.618	38.8%	58.224	100.0%	13.046	22.4%

Dolphin Transaction Spend

Target Ownership	With Conversion: Additional Number of Shares to Achieve	Incremental Dolphin Cash Spend @ Various Prices[2]			Without Conversion: Additional Number of Shares to Achieve	Incremental Dolphin Cash Spend @ Various Prices		
		$8.00	$9.00	$10.00		$8.00	$9.00	$10.00
60.0%	15.659	$161.9	$177.6	$193.3	21.888	$175.1	$197.0	$218.9
70.0%	23.039	221.0	244.0	267.1	27.710	221.7	249.4	277.1
80.0%	30.418	280.0	310.4	340.9	33.532	268.3	301.8	335.3
90.0%	37.798	339.1	376.8	414.6	39.355	314.8	354.2	393.5
100.0%	45.177	361.4	406.6	451.8	45.177	361.4	406.6	451.8

Illustrative Scenarios Only (60.0%–90.0%, Without Conversion)

Dolphin – Key Data

	€	$[3]
Cash (12/31/07)	€ 253.1	$401.8
Debt (12/31/07)	36.2	57.5
Net Debt (12/31/07)	(€ 216.9)	($344.3)
Net Debt/EBITDA (12/31/07)	(0.9x)	(0.9x)
Market Cap (Current)	€ 3,147	$4,997

Source: Company filings. ***Note: Dolphin required to convert convertible securities and exercise warrants in order to achieve 60% ownership.***

1. Warrants and options assume full share conversion (treasury method not applied). 2. Includes $36.7 million to exercise warrants except in 100% scenario as Dolphin would effectively recapture proceeds upon full ownership. Excludes $88.9 million face value of convertible debt as Dolphin would not be required to spend cash.

3. Assumes April 23, 2008 exchange rate of $1.588/1.000 EUR.

LEHMAN BROTHERS

3

Thunderbird Ownership Momentum

(in thousands)

		12/31/2007		09/30/2007		06/30/2007		03/31/2007		12/31/2006		09/30/2006		06/30/2006	
Top 35 Shareholders	**% Ownership**	**Shares**	**Q-o-Q Δ**	**Shares**	**Q-o-Q Δ**	**Shares**	**Q-o-Q Δ**	**Shares**	**Q-o-Q Δ**	**Shares**	**Q-o-Q Δ**	**Shares**	**Q-o-Q Δ**	**Shares**	**Q-o-Q Δ**
1 Dolphin	25.3%	13,048	-	13,048	521	12,527	-	12,527	-	12,527	12,527	-	-	-	-
2 Mpm Capital Lp	13.3%	6,859	-	6,859	-	6,859	-	6,859	-	6,859	-	6,859	-	6,859	6,859
3 Prospect Partners Llc	5.9%	3,064	-	3,064	-	3,064	-	3,064	-	3,064	-	3,064	-	3,064	-
4 Rho Ventures	5.8%	3,017	-	3,017	-	3,017	-	3,017	-	3,017	-	3,017	-	3,017	-
5 Medimmune Ventures, Inc.	5.8%	2,996	-	2,996	-	2,996	-	2,996	-	2,996	1,118	1,878	-	1,878	(1,122)
6 State of Wisconsin Investment Board	4.8%	2,487	-	2,487	-	2,487	-	2,487	-	2,487	(165)	2,652	-	2,652	-
7 Invesco AIM Management Group, Inc.	4.4%	2,292	(3)	2,295	226	2,069	739	1,330	142	1,188	510	678	331	348	(46)
8 T. Rowe Price Associates, Inc.	3.8%	1,963	(38)	2,001	27	1,974	2	1,972	774	1,199	(9)	1,208	89	1,119	404
9 Barclays Global Investors NA (California)	3.2%	1,669	155	1,514	(3)	1,516	757	760	(18)	778	20	758	(68)	826	24
10 AIM Trimark Investments	2.9%	1,506	(179)	1,685	(98)	1,784	210	1,574	57	1,517	655	862	449	413	413
11 Mazama Capital Management, Inc.	1.8%	921	(453)	1,375	(24)	1,399	(33)	1,431	(73)	1,504	(110)	1,615	300	1,315	(91)
12 AXA Framlington Investment Management	1.7%	882	-	882	(28)	910	64	846	-	846	-	846	-	846	211
13 Carnegie Fond AB	1.6%	850	-	850	-	850	50	800	-	800	(353)	1,153	-	1,153	377
14 Granahan Investment Management, Inc.	1.6%	817	(18)	835	85	750	(210)	960	225	735	(96)	831	7	825	115
15 Dimensional Fund Advisors, Inc.	1.4%	741	197	545	228	317	317	-	-	-	-	-	-	-	-
16 Boat Harbour Ltd	1.1%	556	-	556	-	556	-	556	-	556	-	556	-	556	-
17 DWS Investment GmbH	0.9%	466	-	466	(7)	472	(40)	512	(261)	773	173	600	(50)	650	(87)
18 Clariden Leu Ltd.	0.9%	458	-	458	-	458	-	458	131	327	20	307	60	248	23
19 State Street Global Advisors	0.8%	389	133	256	9	248	225	23	-	23	-	23	(97)	120	(13)
20 Scarlett John A	0.6%	319	-	319	-	319	-	319	-	319	-	319	-	319	(150)
21 AXA Investment Managers (Paris) SA	0.4%	226	(591)	818	(28)	846	846	-	(64)	64	(846)	910	-	910	-
22 TIAA-CREF Asset Management LLC	0.4%	222	1	221	(3)	224	224	-	(1)	1	-	1	(74)	75	1
23 Vanguard Group, Inc.	0.4%	206	2	204	2	202	25	178	1	177	177	-	-	-	-
24 BlackRock Advisors, Inc.	0.4%	200	158	42	6	36	28	8	5	3	3	-	-	-	-
25 The California Public Employees Retirement	0.4%	196	89	106	-	106	-	106	-	106	-	106	-	106	-
26 Thrivent Investment Management, Inc.	0.3%	171	(71)	242	18	224	224	-	-	-	-	-	-	-	-
27 Northern Trust Co. of Connecticut	0.3%	160	9	151	26	124	1	124	41	82	19	63	(14)	77	15
28 Soundpost Partners LP	0.3%	158	158	-	-	-	-	-	-	-	-	-	-	-	-
29 Northern Trust Investments	0.3%	156	17	140	(0)	140	140	-	-	-	-	-	(43)	43	(3)
30 TD Asset Management, Inc.	0.2%	127	40	87	-	87	-	87	6	81	-	81	20	61	52
31 Goldman Sachs & Co.	0.2%	91	22	69	50	18	4	15	0	14	(4)	18	(40)	58	46
32 Millennium Partners	0.2%	82	82	-	(12)	12	12	-	(88)	88	88	-	(46)	46	46
33 Blackrock Investment Management (UK) Ltd	0.2%	80	80	-	-	-	-	-	-	-	-	-	-	-	-
34 INVESCO Asset Management (Japan) Ltd.	0.1%	71	(12)	83	(53)	135	-	135	3	132	50	82	42	39	39
35 Mellon Capital Management	0.1%	61	2	59	4	55	12	43	-	43	(17)	60	1	59	12
Subtotal – Top 35 Holders	92.1%	**47,507**	**(220)**	**47,728**	**946**	**46,782**	**3,595**	**43,187**	**881**	**42,307**	**13,760**	**28,547**	**867**	**27,681**	**7,123**

Held positions | Increased positions | Reduced positions

Note: Positions highlighted only for greater than 50,000 share changes

Source: FactSet.

LEHMAN BROTHERS

4

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Thunderbird Stock Price Performance

Volume Distribution

1 Month (VWAP: $5.84)

Cumulative Volume

Volume 0% 16% 93% 100% 100%

74.5%

75%

50%

25% 20.8%

4.8%

0.0% 0.0%

0%

$4.00- $4.75- $5.50- $6.25- $7.00-

$4.75 $5.50 $6.25 $7.00 $7.77

3 Months (VWAP: $6.28)

Cumulative Volume

Volume 0% 11% 64% 98% 100%

75%

50% 43.1% 42.7%

25%

9.0%

5.2%

0.0%

0%

$4.00- $4.75- $5.50- $6.25- $7.00-

$4.75 $5.50 $6.25 $7.00 $7.77

12 Months (VWAP: $6.32)

Cumulative Volume

Volume 0% 18% 48% 88% 100%

75%

50% 40.4%

29.3%

25% 17.7%

12.3%

0.3%

0%

$4.00- $4.75- $5.50- $6.25- $7.00-

$4.75 $5.50 $6.25 $7.00 $7.77

21 Months (VWAP: $5.96)

Cumulative Volume

Volume 1% 36% 67% 92% 100%

75%

50%

35.0% 30.9%

25.4%

25%

7.6%

1.2%

0%

$4.00- $4.75- $5.50- $6.25- $7.00-

$4.75 $5.50 $6.25 $7.00 $7.77

2-Year Stock Price Performance

Price Volume

(000s)

Dolphin Indication of Interest : $8.00/share

$8 3,000

$6 2,000

$5.23(1)

2 Year High (18%) YoY

Close: $7.77

$4 1,000

2 Year Low

Close: $3.07

$2 0

4/23/2006 7/13/2006 10/2/2006 12/22/2006 3/13/2007 6/1/2007 8/23/2007 11/12/2007 2/1/2008 4/23/2008

Volume Traded T-Bird

Source: FactSet.VWAP = Volume Weighted Average Price; based upon closing stock prices.

1. Closing price as of 4/23/2008.

LEHMAN BROTHERS 5

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Illustrative Impact of Blockbuster Phase II Data

($ in millions)

Product Peak Sales Estimate Initial Positive Phase II Stock Price Market Cap

Ann. Date 1-Day 1-Month 1-Day 1-Month Stock Price Performance

Price Volume

$12 12,000

$10

8,000

CARDIOME

PHARMA CORP. $1,200 3/17/08 30.6% 15.4% $123 $62 $8

4,000

$6

Oral Vernakalant $4 0

9/17/2007 11/28/2007 2/8/2008 4/22/2008

Volume Cardiome Ann. Date

Price Volume

$30 50,000

$25 40,000

$20 30,000

RIGEL $1,000 12/13/07 224.4% 242.5% $557 $602

$15 20,000

$10 10,000

R788 $5 0

6/13/2007 9/25/2007 1/8/2008 4/22/2008

Volume Rigel Ann. Date

Price Volume

$65 8,000

$60 6,000

$55

ACTELION $1,300 9/2/07 2.0% (3.0%) $140 ($200) 4,000

$50

$45 2,000

Almorexant $40 0

3/2/2007 7/2/2007 11/1/2007 3/3/2008

Volume Actelion Ann. Date

Source: Company information, Wall Street research.

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Illustrative Impact of Blockbuster Phase II Data (cont’d)

($ in millions)

Stock Price Market Cap

Product Peak Sales Estimate Initial Positive Phase II Ann. Date 1-Day 1-Month 1-Day 1-Month Stock Price Performance

Price Volume

$20 25,000

ACADIA PHARMACEUTICALS $16 20,000

15,000

$1,100 3/19/07 103.4% 131.7% $207 $263 $12 10,000

$8 5,000

Pimavanserin 0

9/19/2006 1/18/2007 5/18/2007 9/19/2007

Volume Acadia Ann. Date

Price Volume

KERYX BIOPHARMACEUTICALS $20 2,500

$18 2,000

$16 1,500

$1,000 2/15/06 5.7% 14.9% $35 $90 $14 1,000

$12 500

$10 0

Sulonex(1)

8/15/2005 12/14/2005 4/14/2006 8/15/2006

Volume Keryx Ann. Date

Price Volume

$48 40,000

$40 30,000

$32 20,000

AMYLIN $1,800 8/22/05 27.7% 39.1% $634 $895

$24

10,000

$16

Byetta LAR 0

2/22/2005 6/23/2005 10/21/2005 2/22/2006

Volume Amylin Ann. Date

Source: Company information, Wall Street research.

1. Keryx terminated Sulonex during Phase IV trial due to lack of efficacy; Wall Street peak estimates are prior to termination.

LEHMAN BROTHERS 7

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Illustrative Impact of Blockbuster Phase II Data (cont’d)

($ in millions)

($ in millions)

Product Initial Positive

Peak Sales Phase II Stock Price Market Cap

Estimate Ann. Date 1-Day 1-Month 1-Day 1-Month Stock Price Performance

Price Volume

$30 30,000

$25

Celgene 20,000

$3,300 5/15/05 4.5% 7.8% $275 $484 $20

Revlimid

(lenalidomide) 10,000

$15

$10 0

11/15/2004 3/16/2005 7/15/2005 11/15/2005

Volume Celgene Ann. Date

Price Volume

$40 12,000

$35

MedImmune, Inc. 8,000

$1,000 5/14/05 0.4% 0.5% $22 $35 $30

4,000

Numax / Motavizumab $25

$20 0

11/12/2004 3/14/2005 7/14/2005 11/14/2005

Volume Medimmune Ann. Date

BIOGEN(1) Price Volume

$80 15,000

$70

10,000

TYSABRI (natalizumab) $1,400 1/22/01 5.0% (11.4%) $444 ($1,017) $60

5,000

$50

$40 0

7/21/2000 11/20/2000 3/22/2001 7/23/2001

Volume Biogen Ann. Date

Source: Company information, Wall Street research.

1. Tysabri Phase II announcement before Biogen Idec merger.

LEHMAN BROTHERS 8